EXHIBIT 32

Certifications Under Section 906 of the Sarbanes–Oxley Act of 2002

Frederick A. Cary and John R. Zavoli hereby certify that:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Path 1 Network Technologies Inc.

2. The Form 10-Q/A report of Path 1 Network Technologies Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3. The information contained in the Form 10-Q/A report of Path 1 Network Technologies Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Path 1 Network Technologies Inc.

Dated: January 26, 2004

/s/ FREDERICK A. CARY

Frederick A. Cary

/s/ JOHN R. ZAVOLI

John R. Zavoli